UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)
July 6, 2005

THE SHAW GROUP INC.

(Exact name of registrant as specified in its charter)

Louisiana (State or other jurisdiction of incorporation)	1-12227 (Commission File Number)	72-110616 (IRS Employer Identification No.)

4171 Essen Lane, Baton Rouge, Louisiana 70809
(Address of principal executive offices and zip code)

(225) 932-2500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

     On July 6, 2005, The Shaw Group Inc. (the “Registrant” or “Shaw”) reported in a press release that it intends to restate its fiscal year ended August 31, 2004 financial statements and its six months ended February 28, 2005 financial statements. A copy of the press release is attached as Exhibit 99.1.

Item 8.01. Other Events.

     On July 6, 2005, Registrant issued a press release stating that it will restate its fiscal year ended August 31, 2004 financial statements and its six months ended February 28, 2005 financial statements to correct an accounting error. Shaw’s previously reported fiscal year ended August 31, 2004 operating income will be restated to increase operating income by $3.1 million (a $2.0 million decrease in net loss after taxes, or $0.03 per diluted share). The restated operating income for the fiscal year ended August 31, 2004 is $7.1 million. The restated net loss for the same period is $29.0 million or $0.50 per diluted share.

     Shaw’s previously reported six months ended February 28, 2005 operating income will be restated to increase operating income by $0.9 million (a $0.6 million increase in net income after taxes, or $0.01 per diluted share). The restated operating income for the six months ended February 28, 2005 is $49.7 million. The restated net income for the same period is $20.3 million or $0.31 per diluted share.

     The accounting error was an overstatement of operating expenses related to employee benefit costs for Shaw Energy Delivery Services (EDS), a business unit acquired by Shaw in December of 2003. Following the acquisition of EDS, from January 2004 through December 2004, Shaw recorded excess costs of revenues associated with EDS’s operations. In December 2004, Shaw converted EDS’s accounting systems to Shaw’s accounting systems which eliminated the recurrence of the error. The effect of the restatements on the financial results is to increase reported net income over this period by $2.6 million, after taxes, impacting only the Energy and Chemicals segment. This restatement will affect the operating results of each quarter during the period, but has no impact on revenues, operating cash flows, or compliance with debt covenants for any quarterly or annual period. The impact on each quarterly period is reflected in the table below.

Fiscal 2004
(Dollars in Thousands)	For the three months		For the six months		For the three months		For the nine months		For the three months		For the fiscal year
	ended		ended		ended		ended		ended		ended
	February 29, 2004		February 29, 2004		May 31, 2004		May 31, 2004		August 31, 2004		August 31, 2004
	As	As	As	As	As	As	As	As	As	As	As	As
	Restated	Reported	Restated	Reported	Restated	Reported	Restated	Reported	Restated	Reported	Restated	Reported
Cost of revenues	$628,093	$628,593	$1,263,422	$1,263,922	$844,076	$845,276	$2,107,783	$2,109,483	$746,279	$747,679	$2,854,062	$2,857,162

Operating income (loss)	$16,090	$15,590	$(44,586)	$(45,086)	$28,610	$27,410	$(16,260)	$(17,960)	$23,351	$21,951	$7,091	$3,991

Income (loss) from continuing operations	$2,788	$2,488	$(46,663)	$(46,963)	$10,836	$10,036	$(35,827)	$(36,927)	$11,521	$10,621	$(24,306)	$(26,306)

Net income (loss)	$2,497	$2,197	$(47,095)	$(47,395)	$7,199	$6,399	$(39,897)	$(40,997)	$10,922	$10,022	$(28,975)	$(30,975)

Net income per common share:

Basic:

Income (loss) from continuing operations	$0.05	$0.04	$(0.87)	$(0.88)	$0.18	$0.16	$(0.64)	$(0.66)	$0.18	$0.17	$(0.42)	$(0.45)
Net income (loss)	$0.05	$0.04	$(0.88)	$(0.89)	$0.12	$0.10	$(0.71)	$(0.73)	$0.17	$0.16	$(0.50)	$(0.53)

Diluted:

Income (loss) from continuing operations	$0.05	$0.04	$(0.87)	$(0.88)	$0.17	$0.16	$(0.64)	$(0.66)	$0.18	$0.17	$(0.42)	$(0.45)
Net income (loss)	$0.05	$0.04	$(0.88)	$(0.89)	$0.11	$0.10	$(0.71)	$(0.73)	$0.17	$0.16	$(0.50)	$(0.53)

Fiscal 2005
(Dollars in Thousands)
	For the three months		For the three months		For the six months
	ended		ended		ended
	November 30, 2004		February 28, 2005		February 28, 2005
	As	As	As	As	As	As
	Restated	Reported	Restated	Reported	Restated	Reported
Cost of revenues	$750,249	$751,749	$693,986	$693,386	$1,444,235	$1,445,135

Operating income (loss)	$29,283	$27,783	$20,389	$20,989	$49,672	$48,772

Income (loss) from continuing operations	$11,780	$10,780	$9,300	$9,700	$21,080	$20,480

Net income (loss)	$11,013	$10,013	$9,248	$9,648	$20,261	$19,661

Net income per common share:

Basic:

Income (loss) from continuing operations	$0.19	$0.17	$0.15	$0.15	$0.33	$0.32
Net income (loss)	$0.18	$0.16	$0.15	$0.15	$0.32	$0.31

Diluted:

Income (loss) from continuing operations	$0.18	$0.17	$0.14	$0.15	$0.32	$0.31
Net income (loss)	$0.17	$0.16	$0.14	$0.15	$0.31	$0.30

Balance Sheet	As of		As of		As of		As of		As of
	February 29, 2004		May 31, 2004		August 31, 2004		November 30, 2004		February 28,2005
	As	As	As	As	As	As	As	As	As	As
	Restated	Reported	Restated	Reported	Restated	Reported	Restated	Reported	Restated	Reported
Accrued Liabilities	$153,929	$154,429	$140,022	$141,722	$140,830	$143,930	$156,217	$160,817	$142,957	$146,957

Current Liabilities	$812,019	$812,519	$884,236	$885,936	$850,637	$853,737	$862,293	$866,893	$801,982	$805,982

Retained Earnings	$239,716	$239,416	$246,914	$245,814	$257,836	$255,836	$268,849	$265,849	$278,097	$275,497

Total Shareholders’ Equity	$839,047	$838,747	$874,291	$873,191	$886,771	$884,771	$901,624	$898,624	$912,987	$910,387

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits. The following exhibit is filed as an Exhibit to this Current Report on Form 8-K.

Exhibit No.	Description
99.1	Press release issued July 6, 2005

     THE INFORMATION CONTAINED IN ITEM 2.02 OF THIS CURRENT REPORT, INCLUDING THE EXHIBIT ATTACHED HERETO, SHALL NOT BE DEEMED “FILED” FOR THE PURPOSES OF SECTION 18 OF THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED, NOR SHALL IT BE DEEMED INCORPORATED BY REFERENCE INTO ANY REGISTRATION STATEMENT OR OTHER FILING PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, EXCEPT AS OTHERWISE EXPRESSLY STATED IN SUCH FILING.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SHAW GROUP INC. (Registrant)
Date: July 6, 2005	By:	/s/ Robert L. Belk
Robert L. Belk
Executive Vice President and Chief Financial Officer

THE SHAW GROUP INC.

EXHIBIT INDEX

Form 8-K
July 6, 2005

Exhibit No.	Description
99.1	Press release issued July 6, 2005